UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2004

Stericycle, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive
Lake Forest, Illinois    60045
(Address of principal executive offices including zip code)

(847) 367-5910
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On July 28, 2004 Stericycle, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2004. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference.

The press release and accompanying balance sheet refer to Stericycle's total debt to capitalizaton percentage ratio. The total debt to capitalization percentage ratio is calculated by dividing total debt (numerator) by the sum of total debt, preferred stock, and shareholders' equity (denominator). We consider this leverage ratio to be a good indicator of the strength of a company's balance sheet and its ability to service its debt. Total debt to capitalization percentage is not a measure in accordance with accounting principles generally accepted in the United States. The ratio should not be considered as an alternative to net income, as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer

Dated: July 28, 2004

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 99.1	Press Release dated July 28, 2004.